UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

BRC GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

310-966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing 1/1000th of a share of 6.875% Series A Cumulative Perpetual Preferred Stock)	RILYP	Nasdaq Global Market
Depositary Shares (each representing 1/1000th of a share of 7.375% Series B Cumulative Perpetual Preferred Stock)	RILYL	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On April 4, 2025, BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc.) filed a Current Report on Form 8-K (the “Original Filing”) disclosing the completion on April 4, 2025 of its sale its traditional (W-2) Wealth Management business (“Wealth W-2”) as a disposition of assets (which was reported on the Original Filing as Item 8.01).

The Company is filing this Current Report on Form 8-K/A (this “Amendment”) solely to amend Item 2.01 of the Original Filing to report the Wealth W-2 transaction under the correct Item Number and to amend and supplement Item 9.01 of the Original Filing to provide the historical audited and unaudited financial statements and unaudited pro forma financial statements required by Item 9.01 of Form 8-K.

Other than as described above, no other modifications to the Original Filing are being made by this Amendment. This Amendment should be read in conjunction with the Original Filing.

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective April 4, 2025, the Company completed the sale of its traditional (W-2) Wealth Management business (“Wealth W-2 Transaction”) to Stifel, Nicolaus & Company, Incorporated for net consideration of $26.0 million in cash, representing 36 financial advisors whose managed accounts represented approximately $4.0 billion in assets under management as of March 31, 2025, pursuant to a Purchase Agreement dated as of October 31, 2024 (the “Purchase Agreement”).

The Wealth W-2 Transaction constituted a significant disposition for purpose of Item 2.01 of Form 8-K. Accordingly, the pro forma information required by Item 9.01 of Form 8-K is included as Exhibit 99.1 to this Current Report on Form 8-K as provided below.

The Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference in accordance with the rules of the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

See the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2025, and the Unaudited Pro Forma Consolidated Statement of Operations for the Years Ended December 31, 2024, which are filed as Exhibit 99.1 to this Amendment and are incorporated herein by reference.

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K .

Exhibit No.	Description
2.1	Purchase Agreement, by and among B. Riley Wealth Management, Inc., B. Riley Wealth Advisors, Inc. (f/k/a National Asset Management, Inc.) and Stifel, Nicolaus & Company, Incorporated, dated as of October 31, 2024.*
99.1	Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024, and the notes related thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

Cautionary Language Regarding Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the occurrence of any event, change or other circumstances that affect the tax or accounting treatment of the sales of the Wealth W-2 disposal group as outlined in Note 1 – Description of the Disposition to the Unaudited Pro Forma Consolidated Financial Information. In addition to these factors, investors should review the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other filings with the United States Securities and Exchange Commission, which identify important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements in this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc.)

By:	/s/ SCOTT YESSNER
Name:	Scott Yessner
Title:	Executive Vice President and Chief Financial Officer

Date: January 13, 2026

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